Exhibit 23 - Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements No.33-6910 on Form S-3 filed July 7, 1986 (as amended by Amendment No. 1 filed December 19, 1986, Amendment No. 2 filed January 7, 1987, Amendment No. 3 filed December 23, 1987, and Amendment No. 4 filed August 9, 1989), No. 33-30300 on Form S-3 filed August 2, 1989, No. 33-40327 on Form S-3 filed May 2, 1991, No. 33-64474 on Form S-3 filed June 17, 1993, No.33-65053 on Form S-3 filed January 5, 1996, No. 333-34879 on Form S-3 filed August 29, 1997 (as amended by Amendment No. 1 filed October 16, 1997), and No. 333-86879 on Form S-3 filed September 10, 1999 (as amended by Amendment No. 1 filed December 29, 1999) of GATX Capital Corporation of our report dated January 23, 2001, except for Note 15, as to which the date is March 5, 2001, with respect to the consolidated financial statements of GATX Capital Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2000.


                                                               ERNST & YOUNG LLP

San Francisco, California
March 30, 2001